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                                                                EXHIBIT 10.7(c)

                           FORM OF AMENDMENT NO. 2
                                      TO
                        EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment No. 2 to the Executive Employment Agreement dated as of April 26, 2000 (the "Agreement") between BMC Software, Inc. (the "Employer") and the undersigned executive (the "Executive") is entered into as of this ______ day of May, 2003.

         For and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Employer and the Executive hereby agree that the Agreement shall be amended as follows:

1.       Section 6.4(b) shall be amended to hereafter read as follows:

               "(b) a payment equal to two times his then current cash bonus target amount."

2.       Section 6.5(b) shall be amended to hereafter read as follows:

               "(b) a payment equal to two times his then current cash bonus target amount."

3. Section 6.5 shall also be amended to add the following paragraph to the end of said Section 6.5.

               "Notwithstanding anything to the contrary in this Agreement, if Executive is a "disqualified individual" (as defined in Section 280G(c) of the Internal Revenue Code of 1986, as amended (the "Code")), and the severance benefit provided for in this Section 6.5, together with any other payments and benefits which Executive has the right to receive from the Employer and its affiliates, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the severance benefit provided hereunder shall be reduced (but not below zero) so that the present value of such total amounts and benefits received by Executive will be one dollar ($1.00) less than three times Executive's "base amount" (as defined in Section 280G of the Code) and so that no portion of such amounts and benefits received by Executive shall be subject to the excise tax imposed by Section 4999 of the Code. The determination as to whether any such reduction in the amount of the severance benefit is necessary shall be made initially by the Employer in good faith. If a severance benefit is paid hereunder (whether or not reduced as provided in the preceding provisions of this Section) and through error or otherwise that payment, when aggregated with other payments and benefits from the Employer (or its affiliates) used in determining if a "parachute payment" exists, exceeds one dollar ($1.00) less than three times Executive's base amount, then


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               Executive shall immediately repay such excess to the Employer upon notification that an overpayment has been made."

         IN WITNESS WHEREOF, the Employer and the Executive have executed this Amendment No. 2 as of the day and year first above written.


                                    EMPLOYER

                                    BMC SOFTWARE, INC.


                                    By:
                                        ---------------------------------------


                                    EXECUTIVE


                                    -------------------------------------------


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